Exhibit 10.4



EACH OF THE STOCK PLAN SUBCOMMITTEE OF THE COMPENSATION COMMITTEE AND THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE ESTEE LAUDER COMPANIES INC. RESERVES THE RIGHT TO CHANGE PROVISIONS OF THIS AGREEMENT TO COMPLY WITH THE AMERICAN JOBS CREATION ACT OF 2004.

                      RESTRICTED STOCK UNIT AGREEMENT UNDER
                         THE ESTEE LAUDER COMPANIES INC.
                  FISCAL 2002 SHARE INCENTIVE PLAN (THE "PLAN")


This RESTRICTED STOCK UNIT AGREEMENT ("Agreement") provides for the granting by The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), to the participant, an employee of the Company or one of its subsidiaries (the "Participant"), of Stock Units under the Plan representing a notional account equal to a corresponding number of shares of the Company's Class A Common Stock, par value $0.01 (the "Shares"), on the terms and subject to the conditions hereinafter provided (the "Restricted Stock Units"). The name of the "Participant", the "Grant Date", the "Number of Restricted Stock Units", the "Vesting Commencement Date", the "Vesting Schedule" and the "Vesting Period" are stated in the attached "Notice of Grant", and incorporated herein by reference. The other terms and conditions of this award are stated in this Agreement and in the Plan. Terms not defined herein shall have the meaning set forth in the Plan (including any amendments thereto).

1. AWARD GRANT. The Company hereby awards to the Participant an award of Restricted Stock Units in respect of the number of Shares set forth in the Notice of Grant.

2. VESTING. The Restricted Stock Units granted to the Participant shall vest and become payable in accordance with the Vesting Schedule set forth in the Notice of Grant. Such schedule indicates the vesting date upon which the Participant shall be entitled to receive Shares, provided that as of such vesting date, the Participant's employment with the Company has not been terminated, except as otherwise provided herein.

3. PAYMENT OF AWARDS. Each Restricted Stock Unit granted hereunder shall represent the right to receive one Share upon the vesting of such Restricted Stock Unit. In addition, each Restricted Stock Unit shall carry a Dividend Equivalent Right, payable in cash at the same time as payment of Restricted Stock Units in Shares in accordance with this paragraph 3. Any Dividend Equivalent Right shall be deemed part of the related Restricted Stock Units for purposes of this Agreement.

         Upon the occurrence of a Change in Control, each Restricted Stock Unit will vest and become payable to the Participant. Payments upon the occurrence of a Change in Control shall be made as soon as practicable following the Change of Control, but in no event later than two weeks after the Change in Control. If the Shares cease to be outstanding immediately after the Change in Control (e.g., due to a merger with and into another entity), then the consideration to be received per Share shall equal the consideration paid to each stockholder per Share generally upon such Change in Control.

4. TERMINATION OF EMPLOYMENT. In the event the Participant's employment terminates during the Vesting Period, all Restricted Stock Units shall be forfeited except for such vesting and payment of Restricted Stock Units as follows:

         (a) Death. In the event of the Participant's death, the Restricted Stock Units shall vest pro rata for the number of full months the Participant was employed during the Vesting Period (i.e., the

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               proration shall equal a fraction the numerator of which is the number of full months of service completed in the Vesting Period through the Participant's death and the denominator of which is the number of full months in the Vesting Period). Payment of such Restricted Stock Units shall be made as soon as practicable following such Participant's death.

         (b) Retirement. In the event of the Employee's formal retirement under the terms of The Estee Lauder Companies Retirement Growth Account Plan (or an affiliate or a successor plan or program of similar purpose), the Restricted Stock Units shall vest and be paid out on the first day after such retirement that shares may be sold by the Participant under applicable Company policy, including, without limitation, the Code of Conduct.

         (c) Disability. In the event of the occurrence of the Participant's total and permanent disability (as such status shall be determined under the Company's long-term disability program), the Restricted Stock Units shall vest pro rata for full months employed during the Vesting Period (with such proration methodology set forth in paragraph 4(a)). Payment of such Restricted Stock Units shall be made in accordance with the Vesting Schedule.

         (d) Termination of Employment Without Cause. In the event the Participant's employment is terminated at the instance of the Company or relevant subsidiary without Cause (as defined below), the Restricted Stock Units hereunder shall vest pro rata for full months employed during the Vesting Period (with such proration methodology set forth in paragraph 4(a)). The date of vesting and payment of such Restricted Stock Units shall be the first day after termination that shares may be sold by the Participant under applicable Company policy, including, without limitation, the Code of Conduct.

         (e) Termination of Employment By Employee. In the event the Participant terminates his or her employment (e.g., by voluntary resigning), except in the case of retirement which is subject to paragraph 4(b) above, the Restricted Stock Units shall be forfeited.

         (f) Termination of Employment With Cause. In the event the Participant is terminated for Cause, the Restricted Stock Units shall be forfeited. For purposes hereof, "Cause" shall have the meaning in any employment agreement as in effect between the Participant and the Company or any subsidiary and, in the absence of any such agreement, shall mean any breach by the Participant of any of his or her material obligations under any Company policy or procedure, including, without limiting the generality, the Code of Conduct.

         (g) Post Employment Conduct. Payment in respect of any Restricted Stock Unit after termination of employment shall be subject to satisfaction of the conditions precedent that the Participant neither (i) competes with, or takes employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

5. NO RIGHTS OF STOCK OWNERSHIP. This grant of Restricted Stock Units will not entitle the Participant to any interest in or to any voting or other rights normally attributable to Share ownership other than the Dividend Equivalent Rights granted in accordance with paragraph 3 above.


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6. WITHHOLDING. All payments or distributions of Shares covered by Restricted
Stock Units shall be net of any amounts required to be withheld pursuant to applicable federal, national, state and local tax withholding requirements imposed by each taxing authority having jurisdiction. The Company (or relevant subsidiary) may require the Participant to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Shares. The Company (or relevant subsidiary) may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Participant to pay all or a portion of the federal, national, state and local withholding taxes arising in connection with any Restricted Stock Unit by electing to have the Company (or relevant subsidiary) withhold Shares equal in Fair Market Value to the amount to be withheld, such tax calculated at minimum statutory rates.

7. NONASSIGNABILITY. This award may not be assigned, pledged, or transferred except, in the event of death, to a designated beneficiary or by will or by the laws of descent and distribution. The foregoing restrictions shall not apply to transfers pursuant to a court order, including, but not limited to, any domestic relations order.

8. EFFECT UPON EMPLOYMENT. The Participant's right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by the award hereunder.

9. NOTICES. Any notice required or permitted under this Agreement shall be deemed to have been duly given if delivered, telecopied or mailed, certified or registered mail, return receipt requested or by internationally-recognized courier guaranteeing next day delivery (a) to the Participant at such address as the Company (or relevant subsidiary) shall maintain for the Participant per its personnel records or (b) to the Company, attention Stock Plan Administration at its principal executive offices, which are currently located at 767 Fifth Avenue, New York, NY 10153.

10. DISCLOSURE AND USE OF INFORMATION. By signing and returning the attached Notice of Grant, the Participant hereby expressly: (i) authorizes the Company and any subsidiary, and any agent of the Company and/or any subsidiary administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its subsidiaries such information and data as the Company or any such subsidiary shall request in order to facilitate the grant and administration of the stock options and/or the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and any subsidiary to store and transmit such information in electronic form.

11. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company to enforce at any time any provision of this agreement shall in no manner be construed to be a waiver of such provision or of any other provision hereof.

12. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of New York, applicable to agreements made and performed in that state.

13. PARTIAL INVALIDITY. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.


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14. SECTION 409A COMPLIANCE. This Agreement is intended to comply with Section
409A of the Internal Revenue Code of 1986, as amended, and any regulations or notices provided thereunder. The Company reserves the unilateral right to amend this Agreement upon written notice to the Participant in order to comply with such section.

                                        The Estee Lauder Companies Inc.

                                        By:
                                            -----------------------------------
                                            Senior Vice President,
                                            Global Human Resources
























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                              NOTICE OF GRANT UNDER
                         THE ESTEE LAUDER COMPANIES INC.
                  FISCAL 2002 SHARE INCENTIVE PLAN (THE "PLAN")


This is to confirm that you were awarded a grant of Restricted Stock Units at the most recent meeting of the Stock Plan Subcommittee of the Compensation Committee of the Board of Directors representing the right upon vesting of such units to receive shares of Class A Common Stock of The Estee Lauder Companies Inc. (the "Shares"), subject to the terms of the Plan and the Restricted Stock Unit Agreement. This award was made in recognition of the significant contributions you have made as a key employee of the Company, and to motivate you to achieve future successes by aligning your interests more closely with those of our stockholders. This Restricted Stock Unit award is granted under and governed by the terms and conditions of the Plan and the Restricted Stock Unit Agreement (the "Agreement") attached hereto and made part hereof. Please read these documents and keep them for future reference. The specific terms of your award are as follows:

Participant:    [[FIRST_NAME]] [[LAST_NAME]]

SSN or Tax ID:   [[SS]]

Number of Restricted Stock Units:  [___________________]

Grant Date:   DATE

Vesting Commencement Date:  [_________________]

Vesting Schedule:  Subject to Participant's continuous employment, this
                   Restricted Stock Unit grant shall vest as to the number of Shares set forth below:

                     Shares                                Vesting Date
                     ------                                ------------

                     ------                                ------------
                     ------                                ------------
                     ------                                ------------


Vesting Period: The Vesting Commencement Date through and including the applicable date set forth in the Vesting Schedule

Questions regarding the award can be directed to Lauren Whyte at (212) 572-3705 or Patricia Zakrzewski at (973) 492-3609. If you wish to accept this grant, PLEASE SIGN THIS NOTICE OF GRANT AND RETURN IMMEDIATELY TO:

         Compensation Department
         767 Fifth Avenue, 43rd Floor
         New York, New York 10153
         ATTENTION:

The undersigned hereby accepts, and agrees to, all terms and provisions of the Agreement, including those contained in this Notice of Grant.

By_________________________   Date__________

Enclosure:
Restricted Stock Unit Agreement